CONFIRMING STATEMENT

This Statement confirms that the undersigned, Michael R. Hallman, has authorized and designated Jeanine Corr, Tyler Cozzens, Laura Fennell, or Jeannette Laidlaw to execute and file on the undersigned's behalf all Forms ID, 3, 4 and 5 (including any amendment thereto) that the undersigned may be required to file with the U.S. Securities and

Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Intuit Inc.  The authority of Jeanine Corr, Tyler Cozzens, Laura Fennell, or

Jeannette Laidlaw under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of Intuit Inc., unless earlier revoked in writing.  The undersigned acknowledges that Jeanine Corr, Tyler Cozzens, Laura Fennell, or Jeannette Laidlaw are

not assuming any of the undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

/s/ MICHAEL R. HALLMAN

Michael R. Hallman

Dated:  July 27, 2005